Back to 10-Q	Exhibit 10.29

AHCA CONTRACT NO. FA967
AMENDMENT NO. 1
THIS CONTRACT, entered into between the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the "Agency" and WELLCARE OF FLORIDA, INC., hereinafter referred to as the “Vendor,” is hereby amended as follows:

1.	Standard Contract, Section III., Item B., Contract Managers, sub-item 1., is hereby amended to now read as follows:
1.    The Agency’s Contract Manager’s contact information is as follows:
Frank Dichio
Agency for Health Care Administration
2727 Mahan Drive, MS# 19
Tallahassee, FL 32308
(850) 412-4137

2.	Attachment I, Scope of Services, Section B., Manner of Service Provision(s), Item 1., Services to be Provided by the Agency, sub-items c. and d., are hereby deleted and replaced as follows:

c.	Provider Participation File Exchange

1)
On a quarterly basis, the Agency will provide the Vendor a listing of all providers with whom the Agency has active Medicaid agreements on file in order to ensure network adequacy and promote continuity of care. The Vendor shall electronically transmit provider participation files to the Agency upon request by the Agency. The Vendor shall include in the provider participation files all network providers contracted by the Vendor to serve its members who are dual eligible beneficiaries. The Agency agrees to define reasonable requirements for the provider participation files for the Vendor’s submission to Agency.

d.	Eligibility Verification

1)
Initial Eligibility Verification. The Agency shall provide the Vendor access to information verifying the eligibility of dual eligibles through the use of the Medicaid Fiscal Agent’s Provider Secured Web Portal. The Vendor shall ensure individuals enrolled in the SNP(s) are eligible for both Medicare and Medicaid.

2)
Ongoing Eligibility Verification. The Parties agree to exchange Medicare and Medicaid eligibility and enrollment data to facilitate the Parties’ performance under this Agreement. The Agency shall transmit to the Vendor the Agency’s eligibility data that shall verify the active or inactive status of dual eligible beneficiaries and identify the dual eligibility beneficiary categories of members. The Parties agree that the Vendor will reconcile the data and the Parties shall work in good faith to resolve any discrepancies that the Vendor or Agency may identify.

AHCA Contract No. FA967, Amendment No. 1, Page 1 of 3

Back to 10-Q	Exhibit 10.29

3)
To the extent the Vendor determines allowable, the Vendor shall undertake certain activities to facilitate eligibility redeterminations, such as assistance with applications for medical assistance on behalf of its members and conducting member education regarding maintaining Medicaid eligibility.

3.	Attachment I, Scope of Services, Section B., Manner of Service Provision(s), Item 1., Services to be Provided by the Agency, sub-items e., is hereby included as follows:

e.	Cost-Sharing Obligations

1)
Cost-Sharing Obligations by Plan Design. The Agency acknowledges and agrees that based on the Vendor’s benefit package design and its bid to CMS, the Vendor determines varying levels of cost-sharing obligations for certain dual eligible beneficiary members. The Agency further acknowledges and agrees that as a result of these benefit package designs, the Vendor’s actual cost-sharing obligations for such members may be reduced or equal zero.

3.	Attachment I, Scope of Services, Section B., Manner of Service Provision(s), Item 2., Services to be Provided by the Vendor, sub-item e., is hereby deleted and replaced as follows:

e.	Member Protections

1)
Hold Harmless Member Cost-Sharing. With respect to its members for whom the State Medicaid Agency is otherwise required by law, and/or voluntarily has assumed responsibility in the State Medicaid Plan to cover cost-sharing obligations, the Vendor agrees that it shall include in its written communication with providers that providers acknowledge and agree that they shall not bill or charge such members the balance of (“balance bill”), and that such members are not liable for, those cost-sharing obligations. The Vendor further agrees that in accordance with 42 C.F.R. §422.504(g)(1)(iii) it will include in its provider agreements that the provider will accept the Vendor’s payment as payment in full or will bill the appropriate Agency source if the Vendor has not assumed the Agency’s financial responsibility under an agreement between the Vendor and the Agency.

2)
Limitation on Cost Sharing Obligations. Notwithstanding Attachment I, Scope of Services, Section B., Manner of Service Provision(s), Item 2, Services to be Provided by the Vendor, sub-item e.1), in the case of a dual eligible beneficiary who is enrolled in the Vendor’s MA SNP, the Vendor agrees that it may not impose cost-sharing that exceeds the amount of cost-sharing that would be permitted with respect to such individual pursuant to Medicaid if the individual were not a member of the Vendor’s MA SNP.

3)
Member Hold Harmless from Health Plan and Agency Financial Responsibility. Notwithstanding any provision in this Agreement to the contrary, the Vendor shall prohibit providers from, under any circumstance including but not limited to non-payment by the Vendor, insolvency of the Vendor or breach of the Vendor’s agreement with provider billing, charging, collecting a deposit from, seeking compensation or remuneration from or having any recourse against any member for fees that are the responsibility of the Vendor or Agency.

AHCA Contract No. FA967, Amendment No. 1, Page 2 of 3

Back to 10-Q	Exhibit 10.29

5.
Effective January 1, 2013, Attachment I, Scope of Services, Exhibit B, MA SNPS, Applicable Service Areas and Dual Eligible and Other Dual Eligible Categories, is hereby deleted in its entirety and replaced with Exhibit B-1, MA SNPS, Applicable Service Areas and Dual Eligible and Other Dual Eligible Categories, attached hereto and made a part of this Contract. All references in this Contract to Exhibit B shall hereinafter refer to Exhibit B-1.

This amendment shall have an effective date of January 1, 2013, or the date on which both Parties execute the amendment, whichever is later.
All provisions not in conflict with this amendment are still in effect and are to be performed at the level specified in this Contract.
This amendment and all its attachments are hereby made a part of this Contract.
This amendment cannot be executed unless all previous amendments to this Contractt have been fully executed.

IN WITNESS WHEREOF, the Parties hereto have caused this four (4) page amendment to be executed by their officials thereunto duly authorized.

WELLCARE OF FLORIDA, INC.     STATE OF FLORIDA, AGENCY FOR
HEALTH CARE ADMINISTRATION

SIGNED    SIGNED
BY: /s/ Christina Cooper        BY: /s/ Elizabeth Dudek
NAME: Christina Cooper        NAME: Elizabeth Dudek

TITLE: President, Florida Division        TITLE: Secretary

DATE: 9/21/12        DATE: 9/21/12

Specify    Letter/
Type    Number    Description

Attachment I	Exhibit B-1 Applicable Service Areas and Dual Eligible and Other Dual Eligible Categories (1 page)

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AHCA Contract No. FA967, Amendment No. 1, Page 3 of 3

EXHIBIT B-1
MA SNPS
APPLICABLE SERVICE AREAS AND
DUAL ELIGIBLE AND OTHER DUAL ELIGIBLE CATEGORIES

MA SNP PLAN NAME	H #	SERVICE AREA BY COUNTY OR ZIP CODE	CATEGORY OF SPECIAL NEEDS PLAN (Dual, Chronic, Institutional)	APPLICABLE CATEGORY OF DUAL ELIGIBLE
WellCare Liberty (HMO SNP)	H1032-124
Alachua, Bay, Bradford, Brevard, Broward, Calhoun, Charlotte, Citrus, Clay, DeSoto, Duval, Escambia, Franklin, Gadsden, Glades, Gulf, Hardee, Hendry, Hernando, Highlands, Hillsborough, Holmes, Indian River, Jefferson, Lake, Lee, Leon, Levy, Liberty, Madison, Manatee, Marion, Martin, Okaloosa, Okeechobee, Orange, Osceola, Palm Beach, Pasco, Pinellas, Polk, Santa Rosa, Sarasota, Seminole, St. Lucie, Sumter, Union, Volusia, Wakulla, Walton, Washington

			Dual	QMB & QMB+ Only
WellCare Liberty (HMO SNP)	H1032-170	Miami-Dade	Dual	QMB & QMB+ Only

AHCA Contract No. FA967, Amendment No. I, Exhibit B-1, Page 1 of 1